UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2005
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)          (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.
     On December 7, 2005, the Company appointed James E. Haifley as its Executive Vice President. Mr. Haifley’s duties include oversight for the Company’s staffing and durable medical equipment divisions. Mr. Haifley’s employment agreement provides for an annual base salary of $140,000, subject to discretionary increase by the Company’s Board of Directors. Employment is terminable at will. Should the Company end his employment other than for specified cause, Mr. Haifley is entitled to severance compensation equal to his base salary then in effect. In the event of a termination of employment in connection with a change of control in defined circumstances, the Company will pay Mr. Haifley two and one-half times his annual base salary then in effect. The employment agreement provides a covenant-not-to compete and an award of 150,000 restricted shares of the Company’s common stock to vest at the rate of 9,375 shares upon execution and per quarter thereafter. On February 16, 2005, Mr. Haifley, who joined the Company in 2004 as Director of Business Development, was awarded non-qualified options to purchase shares of the Company’s common stock at $1.45 per share, with exercise contingent on vesting and execution of a non-compete agreement. The options vested on March 31, 2005 and are exercisable through March 31, 2010 or ninety (90) days following termination of employment on any basis, whichever event occurs first.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of Principal Officers.
     As described in Item 1.01, the Company appointed James E. Haifley as its Executive Vice President on December 7, 2005. As Executive Vice President, Mr. Haifley’s duties will include oversight, sales and operations for the Company’s staffing and durable medical equipment divisions.
     Mr. Haifley, age 49, joined Arcadia in 2004 as Director of Business Development. From 2000 to 2004, Mr. Haifley was a Divisional Director of Operations for Rotech Healthcare, Inc., a provider of home respiratory care and durable medical equipment and services. While at Rotech, Mr. Haifley was responsible for operations of the central division. Previously, Mr. Haifley was General Manager at Hook’s Medical, from 1995 to 2000, at which time the company was acquired by Rotech. He is a graduate of the University of St. Francis with a degree in business administration and concentrated studies in marketing and management.
     The disclosures regarding Mr. Haifley’s employment, restricted stock and stock options are described in Item 1.01 and are hereby incorporated by this reference into this Item 5.02(c).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ John E. Elliott II
John E. Elliott II

Its: Chairman of the Board and Chief Executive Officer

Dated: December 13, 2005